EXHIBIT 99.1

EXTENDED STAY AMERICA APPOINTS JONATHAN HALKYARD

AS CHIEF FINANCIAL OFFICER, TOM BARDENETT AS CHIEF OPERATING OFFICER AND JOHN DENT AS GENERAL COUNSEL

CHARLOTTE, N.C. – December 17, 2014 (BUSINESS WIRE) — Extended Stay America, Inc. (Extended Stay America) announced today that Jonathan Halkyard will be appointed Chief Financial Officer of Extended Stay America and its subsidiary, ESH Hospitality, Inc. (“ESH REIT” and together with Extended Stay America, the “Company”). Mr. Halkyard currently serves as both Chief Operating Officer and Interim CFO overseeing the Company’s operations and finance organizations while the Company initiated a search for a permanent CFO following the resignation of its previous CFO last July. “Jonathan has done a terrific job leading our organization as we have made steady and significant gains in executing our multi-year strategic plan. He has also successfully led process improvements in operations that have rolled out over the last few months”, said Jim Donald, Chief Executive Officer of the Company. Donald continued, “Through Jonathan’s leadership as CFO we will continue to improve our financial disciplines and overall operations in support of margin improvement, EBITDA growth and value creation for shareholders. During the course of the Company’s search process, we realized that the CFO position was where the company could best leverage Jonathan’s talents and experience”. Mr. Halkyard served as the CFO of NV Energy, Inc. from 2012 to 2013 and Caesars Entertainment Corporation (NYSE: CZR) from 2006 to 2012.

The Company also announced that Tom Bardenett is joining Extended Stay America and will be appointed Chief Operating Officer. Mr. Bardenett is a seasoned hospitality executive with over twenty eight years of industry experience having worked most recently with Interstate Hotels and Resorts as President of Crossroads Hospitality, its select-service division comprising more than 250 hotels. “Tom brings a tremendous amount of industry experience to the role including substantial focus on the operations, sales and revenue management of select service properties. His reputation as a hands-on and results oriented operator is well known within the industry, and he will be a terrific addition to our executive leadership team” said Jim Donald. Mr. Bardenett holds a Bachelor of Science in Communications from State University of New York – Oswego.

The Company also announced that John Dent will join the Company as General Counsel. Mr. Dent previously worked for Hilton Worldwide for fourteen years, most recently as Senior Vice President and Deputy General Counsel. He will be responsible for the Company’s legal and risk functions while also serving as Corporate Secretary. “John is a seasoned hospitality attorney with deep experience supporting hotel operations, real estate, asset management, franchise development and litigation who will add additional depth and vision to our executive leadership team,” said Jim Donald. Dent holds a Bachelor of Arts degree from University of California at Los Angeles and a law degree from University of Chicago. Mr. Dent fills the vacancy created by the recent resignation of Bill McCanless as Chief Legal Officer and General Counsel.

The appointments of Halkyard, Bardenett and Dent are all effective January 5, 2015.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising approximately 76,000 rooms and employs approximately 10,000 employees in its hotel properties and headquarters. The Company’s core brand Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking information is any statement other than a statement of historical fact. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on March 20, 2014 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

Contacts
Investors:	Media:
Kay Sharpton (980) 345-1546	Terry Atkins (980) 345-1648
investorrelations@extendedstay.com	tatkins@extendedstay.com